Exhibit 99.1


NEWS                                           CONTACT:  Raymond A. Cardonne
                                                         Chief Financial Officer

                                               Tel:      201-585-0600
about
                                               Fax:      201-585-2020

Refac Optical Group                            Web site: www.refac.com

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            REFAC COMPLETES ACQUISITIONS OF U.S. VISION AND OPTICARE
               --------------------------------------------------
  Combination Creates Sixth Largest Retail Optical Company in the United States
                        to be Called Refac Optical Group


   Highlights:
      o  Experienced senior management team and strong Board of Directors
      o Leading store within a store retailer with 517 locations in host stores throughout 47 states and Canada
      o  Organic and acquisition growth potential


Fort Lee, New Jersey (March 6, 2006) - Refac Optical Group (AMEX: REF) announced today that it has completed its acquisitions of U.S. Vision, Inc. ("U.S. Vision") and OptiCare Health Systems, Inc. ("OptiCare") announced in August 2005. The Company also changed its name to Refac Optical Group to better reflect its new businesses.

         As a result of these acquisitions, Refac Optical Group has become a leader in the retail optical industry and the sixth largest retail optical chain in the United States. It operates at 543 locations in 47 states and Canada, consisting of 517 licensed departments, eight freestanding stores, 18 eye health centers and professional optometric practices, two surgery centers, one of which is a laser correction center, and two manufacturing laboratories. Of the 517 licensed departments, 351 are located at J.C. Penney stores, 67 at Sears, 49 in regional department stores, 30 at The Bay, a division of Hudson's Bay Company, Canada's oldest and largest traditional department store retailer, 13 departments at Meijer, and, most recently, seven at Macy's. These licensed departments are full-service retail vision care stores that offer an extensive selection of designer brands and private label prescription eyewear, contact lenses, sunglasses, ready-made readers and accessories.

                             Transaction Background
                             ----------------------

         Prior to the completion of the transactions, the Company, OptiCare and U.S. Vision were all controlled by Palisade Concentrated Equity Partnership, L.P. ("Palisade"). Following the transactions, Palisade owns approximately 88% of the Company's outstanding shares.

         In connection with the acquisition of OptiCare, Palisade received approximately 0.0403 shares of Company common stock for each share of OptiCare common stock owned by it immediately prior to the transaction and preferred stockholders received 0.0403 shares of Company common stock for each share of OptiCare common stock issued to them upon conversion of OptiCare preferred stock. All other shares of OptiCare common stock outstanding immediately prior to the transaction were converted into the right to receive 0.0472 shares of Company common stock. The Company will be sending instructions to former OptiCare stockholders explaining how to exchange their stock certificates for stock certificates of the Company.

         In the U.S. Vision transaction, U.S. Vision stockholders received
0.4141 shares of the Company's common stock for each share of U.S. Vision common stock.

         Upon completion of the transactions, 4.5 million and 6.6 million shares will be issued to OptiCare and U.S. Vision shareholders, respectively, and the Company will have approximately 18 million shares outstanding. The closing price of the Company's stock on March 3, 2006 was $8.15.

         Prior to the mergers, the Company and OptiCare entered into a non-binding letter of intent with a nationally recognized managed care provider with respect to a sale of its managed vision care division.

                                 New Leadership
                                 --------------

         The Company also announced that J. David Pierson has been promoted to President and Chief Executive Officer, having served as President and Chief Operating Officer of Refac since June 2005. Mr. Pierson's more than 30 years in retailing includes over 17 years of expertise in operating licensed departments in a host store environment. Prior to joining Refac, Mr. Pierson served as Chairman, President and Chief Executive Officer of CPI Corporation, a New York Stock Exchange traded company providing portrait photography services in over 1,000 studios throughout the United States, Canada and Puerto Rico principally under license agreements with Sears and served from 1996 to 2001 as President of Licensed Brands for Cole National, a leading optical retailer, where he led the expansion of vision care products and services from 650 stores to more than 1,100 stores under the banners of Sears Optical, Target and BJ's Wholesale Clubs.

         Additionally, Clark A. Johnson was appointed as the non-executive Chairman of the Board. Mr. Johnson has been a director of the Company since 2000 and has extensive retail experience, having served as the Chairman and Chief Executive Officer of Pier 1 Imports from March 1985 to June 1998. During such period, Pier 1 Imports' sales grew from under $200 million to over $1 billion. He is also the chairman of PSS World Medical (NASDAQ: PSSI).

         Robert L. Tuchman, who has served as Refac's Chief Executive Officer since 1997, will now serve as its Senior Vice President, General Counsel, Secretary and Chairman of the Executive Committee of the Company's Board of Directors.

         The Company also increased the size of its Board of Directors from 9 directors to 12 directors and elected Dean J. Yimoyines, M.D., David C. Stone, Esq. and Joseph W. Marino to fill the resulting vacancies. Dr. Yimoyines, age 58, has been the Chairman of the Board of Directors of OptiCare since August 1999 and served as its Chief Executive Officer from August 1999 to January 2005 and was appointed its Interim Chief Executive Officer on December 5, 2005. Mr. Stone, age 58, is a practicing attorney and a partner of the law firm of Bodman LLP. Mr. Marino, age 66, is a private investor. Previously, from 1984 until November 1, 2004, he was the President and Chief Executive Officer of The Marco Group, an operator of post-secondary vocational schools. Messrs. Stone and Marino also served as directors of U.S. Vision from January and March 2005, respectively, until March 6, 2006.

         On March 6, 2006, the Company also held its annual meeting of stockholders. Among other things, the Company's stockholders re-elected six directors to the Board of Directors and voted to amend the certificate of incorporation to eliminate the classified Board of Directors.

         J. David Pierson, the new President and Chief Executive Officer of Refac Optical Group, said, "Today, a new company emerges that is already a significant force in the retail eye care business. We have an outstanding senior management team and national organization, superb relationships with our host stores and an exceptional Board of Directors. I view this as an excellent opportunity, and I look forward to serving as the Chief Executive Officer of this exciting new company."

         Further information regarding the completion of the acquisitions and the actions taken at the Company's annual meeting of stockholders is included in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission today.

                                      * * *

                         CAUTIONARY STATEMENT REGARDING
                         ------------------------------
                           FORWARD-LOOKING STATEMENTS
                           --------------------------

         This News Release includes certain statements of the Company that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words "expects," "anticipates," "estimates," "plans," "intends," "projects," "predicts," "believes," "may" or "should," and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company's management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, whether the mergers with OptiCare and U.S. Vision will prove to be beneficial acquisitions for the Company. Investors are cautioned that all forward-looking statements involve those risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and its Form S-4 registration statement, which became effective on February 14, 2006. Forward-looking statements speak only as of the date they are made and the Company undertakes no duty or obligation to update any forward-looking statements in light of new information or future events.